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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]
                                November 10, 1999

Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on November 5, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 333,572 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued in connection with Peregrine Systems, Inc.'s ("PSI") conversion of the entire issued share capital of Knowlix Corporation into shares of PSI stock pursuant to a merger of Knowlix with a wholly-owned subsidiary of PSI known as KC Acquisition Corporation (the "Knowlix Acquisition"). The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation